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EXHIBIT 21
                               HECHINGER COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                             STATE OF
NAME                                                         INCORPORATION
- ----                                                         -------------

Hechinger Company                                            Delaware
Hechinger Stores Company                                     Delaware
Hechinger Stores East Coast Company                          Delaware
Hechinger Investment Company of Delaware                     Delaware
Hechinger Royalty Company                                    Delaware
Hechinger International, Inc.                                Delaware
Hechinger Property Company                                   Delaware
Hechinger Financial Holdings Company                         Delaware
Hechinger Finance Inc.                                       Delaware
Pennsy, Inc.                                                 Delaware
HS Square, Inc.                                              Delaware
Hechinger Towers Company                                     Delaware
Philprop Holding Company                                     Pennsylvania
Manprop Holding Company                                      Virginia
Bucksprop Holding Company                                    Pennsylvania
HProp, Inc.                                                  Delaware
RemProp, Inc.                                                Delaware





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